EX-99.2 (a)(3)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            CERTIFICATE OF FORMATION
                                       OF
                   LAZARD DIVERSIFIED STRATEGIES FUND, L.L.C.



1. The name of the limited liability company is: Lazard Diversified Strategies Fund, L.L.C. (the "Company").

2. Paragraph First of the Certificate of Formation is hereby amended to change the name of the Company from "Lazard Diversified Strategies Fund, L.L.C." to "Lazard Alternative Strategies Fund, L.L.C." so that it shall henceforth read in its entirety as follows:

          "FIRST: The name of the limited liability company is: Lazard Alternative Strategies Fund, L.L.C."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation of the Company this 17th day of July, 2001.


                                      LAZARD DIVERSIFIED STRATEGIES FUND, L.L.C.


                                          By:   /s/ Nathan Paul
                                             -----------------------------------
                                             Name:  Nathan Paul
                                             Title: Authorized Person